Exhibit 23.1

805 Third Avenue Suite 1430 New York, NY 10022 www.rbsmllp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SideChannel, Inc.

San Francisco, California

We consent to the incorporation by reference in this Registration Statement on Form S-8 dated September 27, 2024, of our report dated December 27, 2023, relating to the consolidated financial statements of SideChannel, Inc. as of September 30, 2023 and 2022, and for each of the two years in the period ended September 30, 2023.

RBSM, LLP

101 Larkspur Landing Suite 321

Larkspur, CA 94939

September 27, 2024

New York NY, Washington DC, San Francisco CA, Las Vegas Nevada

Mumbai & Pune India, Beijing China, Athens Greece

Member of ANTEA International with affiliated offices worldwide